EXHIBIT 21


SUBSIDIARIES OF OCEANEERING INTERNATIONAL, INC.


                          	     Percentage of Ownership   Jurisdiction
			                                   by Oceaneering	          of
Subsidiary	                        International, Inc.    Organization

Eastport International, Inc.		               100%		           Delaware
Marine Production Systems do Brasil Ltda.    100%	        	   Brazil
Marine Production Systems, Ltd.		            100%	          	 Delaware
Marine Production Systems Servicos Ltda.     100%		           Brazil
Multiflex, Inc.				                          100%          		 Texas
Multiflex Limited			                         100%           	 Scotland
Norsk Subsea Cable A/S			                     49%          		 Norway
Ocean Systems Engineering, Inc.		            100%          		 Texas
Ocean Systems Engineering Limited	           100%          		 England
Oceaneering Arabia Ltd.			                    50%          		 Saudi Arabia
Oceaneering A/S			                           100%	          	 Norway
Oceaneering Australia Pty. Limited	          100%          		 Australia
Oceaneering FSC, Inc.			                     100%	          	 Barbados
Oceaneering International AG		               100%          		 Switzerland
Oceaneering International (M) Sdn. Bhd.	     100%		           Malaysia
Oceaneering International Pte Ltd	           100%          		 Singapore
Oceaneering International, S.A. de C.V.	     100%	          	 Mexico
Oceaneering International Services Limited   100%	          	 England
Oceaneering International (Sharjah) Limited  100%	          	 Sharjah
Oceaneering Limited			                       100%	          	 Canada
Oceaneering Technologies, Inc. 		            100%		           Delaware
Oceaneering Underwater GmbH		                100%	          	 Switzerland
Oceanteam A/S			                              50% 	         	 Norway
Oil Industry Engineering, Inc.		             100%	          	 Texas
P. T. Calmarine			                            50%	          	 Indonesia
Solus Emirates			                             49%	          	 U.A.E.
Solus Ocean Systems, Inc.		                  100%	          	 Delaware
Solus Oceaneering (Malaysia) Sdn. Bhd.	       49% 	         	 Malaysia
Solus Schall Limited			                      100%           	 England
Solus Schall (Nigeria) Limited		              50%	          	 Nigeria
Specialty Wire and Cable Company, Inc. 	     100%          		 Texas
Steadfast Oceaneering, Inc. 		               100%	          	 Virginia
Stolt-Comex Seaway Tecnologia Submarina S.A.  20% 		          Brazil
UEC 789 Limited				                          100%	          	 Scotland


(1) The names of certain subsidiaries have been omitted since the unnamed subsidiaries considered in the aggregate would not constitute a significant subsidiary as defined by Item 601(b)(21).